Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF
NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
A Delaware Corporation  (As approved November 4, 2005)

ARTICLE I
OFFICES

          Section 1.     The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of The Corporation’s registered agent at such address shall be The Corporation Trust Company.

          Section 2.     The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

          Section 1.     Place and Time of Annual Meeting.  An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting.  The date, time and place of the annual meeting shall be determined by resolution of the Board of Directors.

          Section 2.     Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the president or secretary at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

          Section 3.     Notice.  Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten, nor more than sixty, days before the date of the meeting.  All such notices shall be delivered, either personally or by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage prepaid.

          Section 4.     Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          Section 5.     Stockholders List.  The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 6.     Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation.  If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place.  Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

          Section 7.     Vote Required.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 8.     Voting Rights.  Every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

          Section 9.     Informal Action.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

          Section 10.     Business to be Conducted.  (A) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting.  In order for business to be properly brought before the meeting, the business must be either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

          (B)     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 10 of Article II, provided, however, that nothing in this Section 10 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

          (C)     The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 of Article II, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (D)     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          Section 11.     Stockholder Nomination of Directors.  Not less than 90 days nor more than 120 days prior to the date of the annual meeting, any stockholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the corporation setting forth (A) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (4) any other information concerning the nominee that would be required, under the rules of he Securities and Exchange Commission, in a proxy statement soliciting proxies of the election of such nominee; and (B) as to the stockholder giving the notice, (1) the name and record address of the stockholder and (2) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be time must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  Such notice shall include a signed consent to serve as director of the corporation, if elected, of each such nominee.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

ARTICLE III
DIRECTORS

          Section 1.     Number, Election and Term of Office.  The Board of Directors shall consist of one or more directors, the number thereof to be determined from time to time by resolution of the Board of Directors; provided, however, that until the Board of Directors determines to increase or decrease the size of the Board of Directors to a greater or smaller number of directors on or after the date these Amended and Restated Bylaws are adopted, the Board of Directors shall consist of nine (9) directors.    The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 2.     Management By Board of Directors.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 3.     Removal.  Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors, except as otherwise provided by statute.

          Section 4.     Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual election or until a suc-cessor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 5.     Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

          Section 6.     Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.  Special meetings of the board of directors may be called by or at the request of the President on at least twenty-four hours’ notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the president must call a special meeting on the written request of a majority of directors.

          Section 7.     Quorum.  A majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8.     Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation which to the extent provided in such resolution shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by statute.  The board of directors may designate one or more directors as alternate members of any committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

          Section 9.     Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.  In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified members.

          Section 10.     Informal Action.  Any action permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 11.     Compensation.  The directors may be paid for expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of committees designated by the board of directors may be allowed like compensation for attending committee meetings.

ARTICLE IV
OFFICERS

          Section 1.     Number.  The officers of the corporation shall be chosen by the board of directors and shall consist of a Chairman of the Board, president, one or more vice presidents, a secretary, a chief financial officer, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

          Section 2.     Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until the next annual meeting of the board of directors or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 3.     Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.

          Section 4.     Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by a majority vote of the directors then in office.

          Section 5.     Compensation.  Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he is also a director of the corporation.

          Section 6.     Chairman of the Board.  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and Board of Directors and shall have such other power and perform such additional duties as may from time to time be assigned to him by the Board of Directors.

          Section 7.     The President.  The President shall be the senior officer of the corporation in the absence of a Chief Executive Officer; shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders; shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the board of directors are carried into effect.  He shall execute bonds, mortgages and other contracts in the name of the corporation, except where required or permitted by law to be otherwise signed and executed, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 8.     The Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 9.     The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be.  The board of directors may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by his signature.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 10.     The Chief Financial Officer.  The Chief Financial Officer shall keep accurate financial records for the Corporation; render to the President and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and prepare and sign, where required, reports of the financial condition of the Corporation submitted from time to time to the stockholders and such financial reports as may be required to be filed under the rules of the Securities and Exchange Commission or any securities exchange upon which shares of the Corporation’s capital stock may be listed.

          Section 11.     The Treasurer and Assistant Treasurers.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the name of the Corporation for safekeeping in appropriate banks, trust companies and or other depositories; and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Board of Directors or by the President or the Chief Financial Officer.

          An Assistant Treasurer shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the President or the Treasurer from time to time.

          Section 12.     Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

ARTICLE V
CERTIFICATES OF STOCK

          Section 1.     Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of the president, treasurer, assistant treasurer, secretary, or assistant secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

          Section 2.     Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

          Section 3.     Fixing a Record Date.  The board of directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consents, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.  If no record date is fixed, the time for determining stockholders shall be at the close of business, on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The time for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto.  A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 4.     Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 5.     Stock Certificates and Legend.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VI
GENERAL PROVISIONS

          Section 1.     Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2.     Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3.     Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          Section 4.     Seal.  The corporation will not have a corporate seal.

          Section 5.     Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the president or any vice president, unless the board of directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE VII
INDEMNITY

          Section 1.     Indemnification Rights.  To the maximum extent permitted by law, the corporation shall indemnify any Eligible Person (as defined below) (including such person’s heirs, executors and personal representatives) against any and all Amounts (as defined below) incurred or imposed in connection with, or which result from, any Proceeding (as defined below) (other than a proceeding initiated by such person) in which such person is or may become involved by reason of being an Eligible Person.

          Section 2.     Advancement of Expenses.  In connection with any Proceeding, the corporation may advance Expenses (as defined below) to any Eligible Person upon receipt of an undertaking by or on behalf of such person to repay such advance if it shall ultimately be determined that such person is not entitled to indemnification by the corporation.

          Section 3.     Rights Not Exclusive.  The rights provided in this Article may not be determined exclusive of any other right or rights to which any Eligible Person may be entitled under any agreement, vote of stockholders or otherwise.

          Section 4.     Definitions.  For purposes of this Article:

          (A)     “Amounts” shall include judgments, penalties, fines, amounts paid in settlement and Expenses.

          (B)     “Corporation” shall mean the corporation and any corporation at least a majority of whose voting securities have ordinary voting power for the election of directors (other than securities having such voting power only by reason of the occurrence of a contingency) which is, at the time of alleged events giving rise to the Proceeding, owned by the corporation and/or one or more of its majority-owed subsidiaries.

          (C)     “Eligible Person” shall mean:

(1) A director, officer or employee of the corporation; or

          (2)     A director, officer or employee of the corporation who at the specific written request or resolution of the Board of Directors of the corporation is, at the time either of the Proceeding and/or the alleged events giving rise to the Proceeding, serving as a director, officer or employee of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise; or

(3) A fiduciary or co-fiduciary of an employee benefit plan of the Corporation as those terms are defined in the Employee Retirement Income Security Act of 1974.

          (D)     “Expenses” shall mean all reasonable attorneys’ fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or preparing to be a witness in a Proceeding.

          (E)     “Proceeding” shall include any actual, threatened or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other formal claim that could result or has resulted in personal liability, whether civil, criminal, administrative or investigative.

ARTICLE VIII
INDEMNIFICATION AGREEMENTS

          The corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present of future directors and officers of the corporation, entity or enterprise with whom such person is serving at the express written request of the corporation.

ARTICLE IX
AMENDMENTS

     These bylaws may be adopted, amended, altered, or repealed at any meeting of the board of directors by majority vote.  The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.